Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-60506, 333-60516, 333-105759, 333-160523, 333-160524, 333-182048, and 333-22290), and Form S-3 (No. 333-274510) of Stifel Financial Corp. of our report dated February 26, 2025, with respect to the consolidated financial statements of Stifel Financial Corp. for the fiscal year ended December 31, 2024, included in this Annual Report (Form 10-K) of Stifel Financial Corp. for the fiscal year ended December 31, 2025.

/s/ Ernst & Young LLP

St. Louis, Missouri

February 24, 2026